  EXHIBIT 99.1

Innovation Pharmaceuticals’ Brilacidin Reduces Viral Titer of SARS-CoV-2 (COVID-19) by 75 percent After Only 1 Hour of Preincubation in In Vitro Study at BSL-3 Facility; Demonstrates Potent and Rapid Virucidal Activity

•	Experiment supports Brilacidin’s therapeutic potential as a COVID-19 treatment and as a prophylactic agent against COVID-19

WAKEFIELD, MA – May 19, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, announced today that its anti-SARS-CoV-2 (COVID-19) drug candidate, Brilacidin, in an in vitro experiment using VERO cells, reduced the viral titer (load) of SARS-CoV-2 by 75 percent after only 1 hour of preincubation prior to infection at a concentration of 10μM as compared to vehicle control.

These statistically significant lab results strongly support Brilacidin’s prophylactic treatment potential given the drug’s potent and rapid virucidal activity—a unique ability, different from any other known drug currently in development to treat COVID-19, to inactivate the novel coronavirus prior to host cell entry and subsequent viral replication. A majority of antiviral agents targeting SARS-CoV-2 attempt to inhibit viral replication rather than completely eliminating the virus (virustatic versus virucidal).

Additional time-dependent and concentration-dependent experiments are underway to further delineate Brilacidin’s virucidal properties against SARS-CoV-2.

The review article linked below more broadly supports the therapeutic and prophylactic potential of Host Defense Proteins/Antimicrobial Peptides and their mimetics, like Brilacidin, against coronaviruses.

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Memariani H, Memariani M. “Therapeutic and Prophylactic Potential of Anti-Microbial Peptides Against Coronaviruses.” Ir J Med Sci. 2020 Apr 18: 1–2. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7165072/

Brilacidin anti-SARS-CoV-2 research is part of ongoing antiviral studies that are being conducted at a U.S. Regional Biocontainment Laboratory (RBL). An earlier 16-hour post-infection experiment, in VERO cells, showed Brilacidin exhibited a dose-dependent reduction in SARS-CoV-2 infectious viral titers.

The Company is encouraged by Brilacidin’s considerable antiviral potential and believes that its use as a possible potent prophylactic and therapeutic antiviral agent for SARS-CoV-2, and other viruses, is warranted.

Separately, the Company and laboratory researchers (from a different testing facility) agreed that Brilacidin as a vaccine would not be studied further at this time. While the vaccine pathway remains of interest, the Company is prioritizing Brilacidin’s clinical development as a potential novel COVID-19 treatment, and thus is taking steps to rapidly advance Brilacidin into human trials.

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Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in Phase 2 human trials for other clinical indications, providing an established safety and efficacy profile, thereby potentially enabling it to rapidly help address the emerging worldwide coronavirus crisis. Lab testing conducted at a U.S.-based Regional Biocontainment Laboratory (RBL) supports Brilacidin’s antiviral activity in directly inhibiting SARS-CoV-2 in cellular assays, with a molecular screening study of 11,552 compounds also supporting it as a promising novel coronavirus treatment. Additional pre-clinical and clinical data support Brilacidin’s potential to inhibit the production of IL-6, IL-1b, TNF-a and other pro-inflammatory cytokines and chemokines (e.g., MCP-1), which have been identified as central drivers in the worsening prognoses of COVID-19 patients. Brilacidin’s antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. These data collectively support Brilacidin as a particularly promising and unique (3 in 1 combination: antiviral, immune/anti-inflammatory, and antimicrobial) anti-COVID-19 therapeutic candidate.

For researchers and institutions interested in collaborating on Brilacidin for COVID-19, please send inquiries to: covid19@ipharminc.com

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

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